EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-60495) and Form S-3 (File Nos. 333-57501, 333-70229, 333-86037 and 333-86153) of Alpharma Inc. of our report dated February 26, 2001 (except for Note 2B, as to which the date is November 19, 2001) relating to the financial statements and financial statement schedules, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

Florham Park, NJ

November 20, 2001